
<ARTICLE>                     5
<LEGEND>
This schedule contains summary information extracted from the unaudited financial statements included in the registrant's Form 10-Q for the period ended
March 31, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                 0001052196
<NAME>                                DSET Corporation
<MULTIPLIER>                          1,000
<CURRENCY>                            U.S. DOLLARS

<PERIOD-TYPE>                                               3-MOS
<FISCAL-YEAR-END>                                     DEC-31-2000
<PERIOD-START>                                        JAN-01-2000
<PERIOD-END>                                          MAR-31-2000
<EXCHANGE-RATE>                                                 1
<CASH>                                                      9,369
<SECURITIES>                                               38,534
<RECEIVABLES>                                              15,158
<ALLOWANCES>                                                 (699)
<INVENTORY>                                                     0
<CURRENT-ASSETS>                                           67,615
<PP&E>                                                      6,614
<DEPRECIATION>                                             (2,380)
<TOTAL-ASSETS>                                             78,703
<CURRENT-LIABILITIES>                                      11,257
<BONDS>                                                         0
<PREFERRED-MANDATORY>                                           0
<PREFERRED>                                                     0
<COMMON>                                                   48,527
<OTHER-SE>                                                 16,938
<TOTAL-LIABILITY-AND-EQUITY>                               65,465
<SALES>                                                    11,598
<TOTAL-REVENUES>                                           11,598
<CGS>                                                       3,035
<TOTAL-COSTS>                                               7,526
<OTHER-EXPENSES>                                                8
<LOSS-PROVISION>                                                0
<INTEREST-EXPENSE>                                             47
<INCOME-PRETAX>                                             1,381
<INCOME-TAX>                                                  460
<INCOME-CONTINUING>                                           921
<DISCONTINUED>                                                  0
<EXTRAORDINARY>                                                 0
<CHANGES>                                                       0
<NET-INCOME>                                                  921
<EPS-BASIC>                                                0.08<F1>
<EPS-DILUTED>                                                0.08<F2>

<F1> This amount represents Basic Earnings per share
     in accordance with the requirements of Statement of Financial Accounting Standards No. 128 --
     'Earnings per share.'

<F2> This amount represents Diluted Earnings per share
     in accordance with the requirements of Statement of Financial Accounting Standards No. 128 --
     'Earnings per share.'


